EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215592, 333-53704, 333-89068, 333-102523, 333-102524, 333-112008, 333-118811, 333-131186, 333-131187, 333-156734, 333-179007, 333-186146, 333-164304 and 333-164303) of Actuant Corporation of our report dated October 29, 2018 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 29, 2018